EXHIBIT 99.3


              CAPITAL ASSURANCE AND LIQUIDITY MAINTENANCE AGREEMENT

     This Capital Assurance and Liquidity Maintenance Agreement ("Agreement") is entered into, and is effective as of, the 18th day of March, 2003, by and between Direct Merchants Credit Card Bank, N. A. ("Bank") and Metris Companies Inc. ("Parent" or "Metris"), a Delaware corporation.

                                    RECITALS

A. The Bank is a national bank chartered by the Office of the Comptroller of the Currency ("OCC") and is authorized to conduct business as a national bank; and

B. The Parent as the sole stockholder of Metris Direct, Inc. ("MDI"), which in turn is the sole stockholder of the Bank, is the indirect parent company of the Bank; and

C. In consideration of the mutual covenants and promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is expressly acknowledged by both parties, the Bank and the Parent hereby enter into this Agreement setting forth the Parent's requirement to provide to the Bank, either directly or through MDI, any necessary capital and/or liquidity support, all in order to ensure that the Bank continues to operate in a safe and sound manner without need of recourse to external sources; and

D. For purposes of the OCC's regulations under 12 C.F.R. Part 6, this Agreement shall not be deemed to have been issued by the OCC, and shall not prevent the Bank from being deemed "well capitalized" so long as the Bank achieves and maintains the required minimum capital ratios detailed in Section 6.4(b)(1) of such Part; and

E. In consideration of the mutual covenants and conditions contained herein, the parties to this Agreement hereby agree as follows:

                                    ARTICLES

1.  CAPITAL ASSURANCES

A. Initial and ongoing Capital Requirements. In accordance with conditions imposed in writing in connection with the conditional approval by the OCC for the Bank to pay a dividend to its Parent and the terms of the Operating Agreement entered into by and between the Bank, Metris, and the OCC on March 18, 2003, (the "Operating Agreement"), the Bank is required to maintain, at a minimum, capital in the aggregate amount of: (i) the Liquidity Reserve Deposit described in Article VI of the Operating Agreement; (ii) the result of the 200% risk-weight applied to on-book subprime credit card receivables; and (iii) the minimum capital required pursuant to 12 C.F.R. Part 3, Appendix A, for well-capitalized institutions for all remaining assets owned by the Bank (collectively, "the Required Capital").

B. Bank's Obligation to First Seek Parent's Assistance. The Bank agrees that if it becomes necessary for it to secure capital infusions so as to remain in compliance with its Required Capital, or a higher minimum capital ratio as set forth in subparagraph D, the Bank will promptly notify and first make demand on the Parent or MDI for such capital.

C. Capital Infusions from the Parent. Parent hereby agrees to make or cause MDI to make such capital infusions or take such other actions, to which the OCC has no supervisory objection, as may be necessary from time to time to ensure the Bank achieves and remains in compliance with the Required Capital. If at any time the Bank's capital level falls below the Required Capital, then the Parent agrees that no later than ten (10) business days after receiving notification regarding this capital deficiency from the Bank, MDI or the OCC, the Parent will and subject to the exceptions and limitations set out on the attached Schedule A (incorporated herein by reference), the Parent, acting directly or by causing MDI to take such action, will either (i) contribute sufficient additional capital to return the Bank's capital ratios to the required level; or (ii) take such other action, to which the OCC has no supervisory objection, sufficient to return the Bank's capital ratios to the required level. Any capital contribution pursuant to subsection (i) in the preceding sentence will be in the form of cash, or if appropriate, other qualified assets, and the capital contribution will be credited to the Bank's surplus capital account.

D. Higher Minimum Capital Ratios. Subject to Schedule A, should the OCC subsequently deem it necessary for the Bank to maintain capital above the Required Capital, pursuant to its regulatory authority, or that the Bank achieve and thereafter maintain higher minimum capital ratios than those detailed in 12 C.F.R. Part 3, the Parent agrees that no later than ten (10) business days after receiving notification from the Bank, MDI or the OCC regarding this new minimum capital level, the Parent, acting directly or by causing MDI to take such action, will either (i) contribute sufficient additional capital to achieve the revised minimum capital; or (ii) take such other action, to which the OCC has no supervisory objection, sufficient to achieve the revised minimum capital. Any capital contribution pursuant to subsection (i) in the preceding sentence will be in the form of cash, or if appropriate, other qualified assets, and the capital contribution will be credited to the Bank's surplus capital account.

2. LIQUIDITY MAINTENANCE. The Bank's funds management policy and Operating Agreement provides for the Bank's maintenance of sufficient liquidity to meet the cash needs of its depositors and other obligations. Parent hereby covenants that it will, either directly or through MDI, provide the Bank with financial assistance so as to permit the Bank to meet its liquidity requirements. The Bank will promptly notify and first make demand on the Parent or MDI for such financial support. If the Bank identifies liquidity requirements that it cannot satisfy, then the Parent agrees that, within two (2) days of receiving notification from the Bank regarding these liquidity requirements, the Parent will provide, or arrange for MDI or a third party to provide (on fair market value terms) the Bank with financial support, in such amount, form and duration as may be necessary for the Bank to meet its on-going liquidity obligations.

3. TERM AND TERMINATION OF AGREEMENT. The term of this Agreement shall commence on the 18th day of March, 2003 ("Effective Date"), and will continue unabated unless terminated by the earliest to occur of (i) the Parent shall no longer own, directly or indirectly in excess of 25% of Bank stock; or (ii) mutual agreement of the Bank and the Parent. The Bank reserves the right to seek the OCC's supervisory non-objection in writing prior to termination of this Agreement pursuant to subsection (ii) hereof.

4. MODIFICATION OR AMENDMENT OF AGREEMENT. This Agreement may be modified or amended only by the mutual written consent of both parties. The Bank reserves the right to seek the OCC's supervisory non-objection in writing prior to modifying or amending this Agreement.

5. ASSIGNABILITY OF AGREEMENT. This Agreement shall not be assigned, without the express written consent of both parties. The Bank reserves the right to seek the OCC's supervisory non-objection in writing prior to this Agreement being assigned.

6. SUCCESSORS-IN-INTEREST. This Agreement shall remain in full force and effect against any successors-in-interest to the Bank or the Parent.

7. NOTICES. All notices or other communications required hereunder shall be in writing and shall be made by facsimile transmission, with a copy sent by certified mail, return receipt requested, to the following persons, addressed as follows:

Metris Companies Inc.                    Direct Merchants Credit Card Bank, N.A.
Board of Directors                       Board of Directors
c/o General Counsel                      c/o President
10900 Wayzata Boulevard                  17600 N. Perimeter Drive
Minnetonka, MN 55305                     Scottsdale, AZ 85255
Fax: 952-593-4884                        Fax: 952-358-4140

Such notice or communication shall be effective upon receipt at the offices of the party to whom the notice shall have been directed.

8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter at issue, and all prior agreements, arrangements, and negotiations between the parties, whether oral or written, with respect to this Agreement are deemed to be merged herein.

9. CONFIDENTIALITY. The Parent and the Bank understand and agree that the terms of this Agreement are proprietary and confidential information, and both parties further agree that they shall not disclose such information to any other person or entity, except the OCC, without obtaining the other party's prior written consent, except as required by law.

10. GOVERNING LAW. To the extent that Federal law does not control, this Agreement shall be governed, construed, and controlled by the laws of the State of Delaware.

11. SEVERABILITY. If any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid or inoperative, then, so far as is reasonable and possible, the remainder of this Agreement shall be considered valid and operative, and effect will be given to the intent manifested by the portion held invalid or inoperative.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the opening paragraph:


            PARENT                                     BANK
      Metris Companies Inc.             Direct Merchants Credit Card Bank, N. A.

By:    /s/David D. Wesselink            By:    /s/Matt Melius

Name:  David D. Wesselink               Name:  Matt Melius

Title: Chairman and CEO                 Title: President and CEO




                            SCHEDULE A

The commitments of the Parent to infuse capital notwithstanding, the Parent shall not be obligated to infuse capital to the Bank to extent such infusion would result in a default under any existing credit agreement or indenture to which the Parent is a party as a borrower or obligor, specifically, the following:

1. Amended and Restated Credit Agreement dated as of July 21, 2000 among Metris Companies Inc., (the "Borrower"), the banks and other financial institutions from time to time parties thereto (the "Lenders"), Bank of America, N.A., as Syndication Agent (in such capacity, the "Syndication Agent"), Deutsche Bank AG, New York Branch, as co-documentation agent, and U.S. Bank National Association, as co-documentation agent (collectively in such capacity, the "Co-Documentation Agents"), Barclays Bank PLC as co-agent (in such capacity, the "Co-Agent"), and The Chase Manhattan Bank, as administrative agent for the Lenders (the $170 million Revolving facility that matures on July 21, 2003, and the $100 million Term loan that matures on June 30, 2003);

2. Indenture dated as of November 7, 1997 among Metris Companies Inc., as Issuer, the Guarantors named therein and U.S. Bank, National Association as Successor Trustee to the First National Bank of Chicago (the $100 million Senior Notes that mature on November 1, 2004); and

3. Indenture dated as of July 13, 1999 among Metris Companies Inc., as Issuer, the Guarantors named therein and U.S. Bank, National Association as Successor Trustee to the Bank of New York (the $150 million Senior Notes that mature on July 1, 2006).